UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☒     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12

Logitech International S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT
FOR THE
ANNUAL GENERAL MEETING OF LOGITECH INTERNATIONAL S.A.
TO BE HELD ON
SEPTEMBER 14, 2022

This Supplement to Proxy Statement is being furnished to the shareholders of Logitech International S.A. (“Logitech” or the “Company”) in connection with the solicitation of proxies by the Company’s board of directors (the “Board”) for use at the Company’s 2022 Annual General Meeting of Shareholders (the “Annual General Meeting”). The Annual General Meeting will be held on September 14, 2022 at 2:00 p.m., Central European Standard time, at the SwissTech Convention Center, EPFL, Lausanne, Switzerland.

This Supplement to Proxy Statement supplements the Proxy Statement, dated July 26, 2022, previously made available to our shareholders in connection with the Annual General Meeting. Except as described in this Supplement to Proxy Statement, the information provided in the Proxy Statement continues to apply. If information in this Supplement to Proxy Statement differs from information contained in the Proxy Statement, then the information in this amendment is more current and supersedes the different information contained in the Proxy Statement. THIS SUPPLEMENT TO PROXY STATEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Logitech’s Articles of Incorporation provide that the Board has the authority, under authorized capital and conditional capital provisions previously approved by shareholders, to issue new shares where shareholders’ subscription rights are restricted or excluded. In Proposal 4 to the Proxy Statement (Amendment of the Articles of Incorporation Regarding the Creation of an Authorized Capital), the Company is proposing to renew the authorized capital provision that will expire on September 9, 2022. On August 24, 2022, the Company confirmed that, if Proposal 4 is approved, it will not issue more than 17,310,662 new shares (which represents 10 percent of the Company’s currently existing share capital) out of the proposed authorized capital and existing conditional capital combined where shareholders’ subscription rights are restricted or excluded.

Important Information Regarding Voting

Proxies that have already been submitted, and that are not subsequently revoked or changed as described in the Proxy Statement, will be voted at the Annual General Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.

If you are a registered shareholder and have already voted and wish to change your instructions, you may revoke your instructions by following the instructions under “IF I VOTE BY PROXY, CAN I CHANGE MY VOTE AFTER I HAVE VOTED?” in the Question & Answer / Further Information for Registered Shareholders section of the Invitation and Proxy Statement, which can be found on our Investor Relations website at http://ir.logitech.com.

If you hold your shares in “street name” through a U.S. or Canadian broker, trustee or nominee and have already voted and wish to change your vote, you may revoke your proxy and change your vote by following the instructions under “CAN I CHANGE MY VOTE AFTER I HAVE VOTED” in the Question & Answer / Further Information for U.S. or Canadian “Street Name” Beneficial Owners section of the Invitation and Proxy Statement, which can be found on our Investor Relations website at http://ir.logitech.com.